Ex. 4.3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into this ______ day of __________ 2008, by and between Jolley Marketing, Inc., a Nevada corporation (the “Company”), and the undersigned  (hereinafter the “Shareholder”).

RECITALS:

WHEREAS, the Shareholder has purchased shares of the common stock of the Company (the “Common Stock”) which are or may be considered securities issued by a shell company;

WHEREAS, the Company has agreed to grant to the Shareholder certain registration rights at no cost as set forth herein;

WHEREAS, the Company has also agreed to register at no cost the resale of 1,200,000 shares of Common Stock sold in a non-public offering by the Company completed in August 2008;

WHEREAS, this Agreement is one of a series of registration rights agreements entered into by the Company with certain other shareholders of the Company holding outstanding shares of Common Stock;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.

Definitions

“Agreement” is defined in the Preamble to this Agreement.

“Common Stock” is defined in the Recitals to this Agreement.

“Company” is defined in the Preamble to this Agreement.

“Holder” means the Shareholder or any transferee of the Shareholder.

“Person” means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and government or any department or agency thereof.

“Registerable Shares” means (i) the shares of Common Stock owned by the Shareholder for which such Shareholder has requested registration, and (ii) any securities issued or issuable with respect to the Common Stock referred to in clause (i) by way of replacement, share dividend, share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  Registerable Shares shall cease to be Registerable Shares when they are sold by the Holder pursuant to the registration statement filed under this Agreement or when they are eligible for resale pursuant to Rule 144 promulgated by the SEC.

“Registration Expenses” is defined in Section 4.1 hereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

“Shareholder” is defined in the Preamble to this Agreement.

2.

Registration Rights and Fee

2.1

Registration of Registerable Shares.  The Company hereby agrees to register the Registerable Shares by means of a registration statement to be filed promptly by the Company.  The Shareholder and any Holder of the Registerable Shares shall be bound by the terms and conditions of this Agreement.

2.2

Registration of Additional Shares.  The Company may include in the registration statement filed pursuant to this Agreement additional securities either as a primary offering by the Company or as a secondary offering for security holders of the Company other than the Holders of Registerable Shares.

2.3

Registration Statement.  The Company agrees to maintain the effectiveness of the registration statement for a period of one year, or until the Company enters into an agreement to effect a change of control through a reverse acquisition of an operating company.

3.

Registration Procedures

3.1

Registration.  The Company will use its reasonable best efforts to effect the registration of such Registerable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

3.1.1

Registration Statement.  Prepare and file with the SEC a registration statement with respect to such Registerable Shares and use its reasonable best efforts to cause such registration statement to become effective.

3.1.2

Amendments and Supplements.  Promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period required by the intended method of disposition and the terms of this Agreement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement.

3.1.3

Provisions of Copies.  Promptly furnish electronically or by paper copy to each seller of Registerable Shares the number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registerable Shares owned by such seller.

3.1.4

Blue Sky Laws.  Use its reasonable best efforts to register or qualify such Registerable Shares under the securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registerable Shares owned by such seller, provided, that the Company will not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1.4; (b) subject itself to taxation in any such jurisdiction; or (c) consent to general service of process in any such jurisdiction.

3.1.5

Prospectus Updating.  Promptly notify each Holder of such Registerable Shares for which a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any of the following events  (i) the occurrence of one or more event which, individually or together, represents a fundamental change in the information contained in the prospectus included with such registration statement; (ii) any material addition or change on the plan of distribution; or (iii) any event which would cause the information in the prospectus included in such registration statement to contain an untrue statement of a material fact or omit any material fact necessary to make the statements therein not misleading.  In such event, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus.

3.1.6

Due Diligence.  Make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement.

3.1.7

Deemed Underwriters or Controlling Persons.  Permit any Holder of Registerable Shares which Holder, in such Holder’s reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material in form and substance satisfactory to such Holder and to the Company and furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included.

3.1.8

Stop Orders.  Promptly notify Holders of the Registerable Shares of the threat of issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceeding for that purpose, and make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement. In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registerable Shares included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order.

3.2

Further Information.  The Company may require each Holder of Registerable Shares to furnish to the Company in writing such information regarding the proposed distribution by such Holder of such Registerable Shares as the Company may from time to time reasonably request.  The Shareholder agrees to furnish the information set forth in the Selling Stockholder’s Questionnaire furnished by the Company to the Selling Stockholder.

3.3

Notice to Suspend Offers and Sales.  Each Holder severally agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3.1.5 or 3.1.8 hereof, such Holder will forthwith discontinue disposition of shares of Common Stock pursuant to a registration hereunder until receipt of the copies of an appropriate supplement or amendment to the prospectus under Section 3.1.5 or until the withdrawal of such order under Section 3.1.8.

3.4

Reference to Holders.  If any such registration or comparable statement refers to any Holder by name or otherwise as the holder of any securities of the Company and if, in the Holder’s reasonable judgement, such Holder is or might be deemed to be a controlling person of the Company, such Holder shall have the right to require (a) the insertion therein of language in form and substance satisfactory to such Holder and the Company and presented to the Company in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holdings do not imply that such Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder, provided that with respect to this clause (b) such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

4.

Registration Expenses

4.1

Expense Borne by Company.  Except as specifically otherwise provided in Section 4.2 hereof, the Company will be responsible for payment of all expenses incident to any registration hereunder, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, road show expenses, advertising expenses and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company in connection with such registration (all such expenses borne by the Company being herein called the “Registration Expenses”).

4.2

Expense Borne by Selling Security Holders.  The selling security holders will be responsible for payment of their own legal fees (if they retain legal counsel separate from that of the Company), underwriting fees and brokerage discounts, commissions and other sales expenses incident to any registration hereunder, with any such expenses which are common to the selling security holders divided among such security holders (including the Company and holders of the Company’s securities other than Registerable Shares, to the extent that securities are being registered on behalf of such Persons) pro rata on the basis of the number of shares being registered on behalf of each such security holder, or as such security holders may otherwise agree.

5.

Indemnification Section

5.1

Indemnification by Company.  The Company agrees to indemnify, to the fullest extent permitted by law, each Holder of Registerable Shares and each Person who controls (within the meaning of the Securities Act) such Holder against all loses, claims, damages, liabilities and expenses in connection with defending against any such losses, claims, damages and liabilities or in connection with any investigation or inquiry, in each case caused by or based on any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rules or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration, except insofar as the same are (i) contained in any information furnished in writing to the Company by such Holder expressly for use therein; (ii) caused by such Holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto; or (iii) caused by such Holder’s failure to discontinue disposition of shares after receiving notice from the Company pursuant to Section 3.3 hereof.

5.2

Indemnification by Holder.  In connection with any registration statement in which a Holder of Registerable Shares is participating, each such Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder expressly for use in connection with such registration; provided that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registerable Shares pursuant to such registration statement.

5.3

Assumption of Defense by Indemnifying Party.  Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

5.4

Binding Effect.  The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason. Each Holder of Registerable Shares also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event such Holder’s indemnification is unavailable for any reason.

6.

Miscellaneous

6.1

Notices.  All communications provided for herein shall be in writing and shall be deemed to be given or made when served personally or when deposited in the United States mail, certified return receipt requested, addressed as follows, or at such other address as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this subsection:

Shareholder:

See the address set forth on the signature page of this Agreement.

Company:

Jolley Marketing, Inc.

374 East 400 South

Suite 3

Springville, UT  84663

Attn:  Steven L. White, President

with copy to:

Ronald N. Vance

Attorney at Law

1656 Reunion Avenue

Suite 250

South Jordan, UT  84095

6.2

Default.  Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney’s fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by statute.

6.3

Assignment.  This Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party or parties, which consent shall not be unreasonably withheld.

6.4

Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.

6.5

Partial Invalidity.  If any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition, or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

6.6

Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

6.7

Interpretation of Agreement.  This Agreement shall be interpreted and construed as if equally drafted by all parties hereto.

6.8

Survival of Covenants, Etc.  All covenants, representations, and warranties made herein to any party, or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.

6.9

Further Action.  The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transactions contemplated herein.

6.10

Amendment.  This Agreement or any provision hereof may not be changed, waived, terminated, or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

6.11

Full Knowledge.  By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

6.12

Headings.  The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

6.13

Counterparts.  This Agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

6.14

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without regard to conflict of law principles and will be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

6.15

Remedies.  Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provision of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

[REMAINDER OF PAGE LEFT BLANK

SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:	Jolley Marketing, Inc.

By
Steven L. White, President

THE SHAREHOLDER:
Signature

Please Print Name

Name of Entity (if applicable)

Title (if applicable)

Address

Schedule of Investors

Name	Date of Agreement	Number of Shares
1st Orion Corp	8/28/2008	550,000
1st Zamora Corp	8/28/2008	200,750
Caroline Anderson	8/26/2008	1,250
Jeannene Barham	8/25/2008	2,500
Iva Bartova	8/25/2008	2,500
Travis Dastrup	8/25/2008	1,000
David's Odyssey LLC	8/25/2008	1,000
Allyson Davidson	8/26/2008	5,000
William R Davidson	8/26/2008	250
Chad Davis	8/26/2008	2,000
Collette Davis	8/26/2008	2,000
Courtney Davis	8/26/2008	1,000
Debra Edwards	8/25/2008	1,000
Ken Edwards	8/25/2008	4,250
Camille Gardner	8/25/2008	2,500
Deborah Gardiner	8/25/2008	1,000
Douglas & Camille Gardner	8/25/2008	1,000
Scott Hansen	8/25/2008	5,000
Carol Jensen	8/25/2008	2,500
David & Lori Jolley	8/25/2008	5,000
Kimberlee Jolley-Jones	8/25/2008	1,000
Marianne Jolley	8/25/2008	1,000
Michael Jolley	8/25/2008	1,000
Michelle Jolley	8/25/2008	1,500
Nancy Jolley	8/25/2008	43,000
Ronald Jolley	8/25/2008	43,000
Cassandra Linza	8/25/2008	1,250
Brian M McAdam	8/25/2008	5,000
Gary McAdam	8/26/2008	230,000
Kevin C McAdam	8/25/2008	5,000
National Financial Services LLC	8/25/2008	25,000
Christy Nemelka	8/25/2008	25,000
Nemelka Family Investments LLC	8/25/2008	15,000
Ingrid Nemelka	8/25/2008	100,250
Joseph Nemelka	8/25/2008	75,000
Melanie Nemelka	8/29/2008	1,000
Mike Nemelka	8/29/2008	4,000
Roger Nemelka	8/25/2008	2,500
Maridan Noyes	8/25/2008	1,250
Carolyn Reid	8/25/2008	2,500
Rusty Reid	8/25/2008	4,000
Travis Reid	8/25/2008	1,000
Chantel Smith	8/25/2008	1,250
Laura Lee Sorensen	8/25/2008	250
Summer Ventures Inc	8/25/2008	300,000
Heimy Taylor	8/25/2008	5,000
The Brian Michael McAdam Trust	8/25/2008	5,000
The Kevin C.McAdam Trust	8/25/2008	5,000
Quest for Gift of Life Foundation	8/25/2008	150,000
Traum-Urlaub Inc	8/25/2008	60,000
Angela White	8/25/2008	1,000
Kelly Anne White	8/25/2008	750
Zachary J S White	8/25/2008	750
Cody Winterton	8/27/2008	3,000
Kathryn Winterton	8/27/2008	2,000
TOTAL		1,913,750